SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2006

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 25, 2006, OMNOVA Solutions Inc. entered into an agreement to sell its GenFlex Building Products business to Firestone Building Products Company, a division of BFS Diversified Products, LLC. The Company expects to realize total cash of approximately $40 million from the transaction including $29 million in cash and retention by OMNOVA of $10.5 million of existing Building Products trade accounts receivable. Cash from the sale is subject to a final working capital adjustment.

Under the agreement, OMNOVA will sell substantially all assets and liabilities related to its Building Products business. The sale includes a manufacturing plant in Tuscumbia/Muscle Shoals, Alabama, a warehouse in Columbus, Ohio, and the GenFlex headquarters office in Maumee, Ohio. All current and future roofing warranty liabilities of the Building Products business are included in the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: September 27, 2006